Exhibit 99.1

Press Release — For Immediate Release
April 22, 2019

Penns Woods Bancorp, Inc. Reports First Quarter 2019 Earnings

Williamsport, PA — April 22, 2019 - Penns Woods Bancorp, Inc. (NASDAQ: PWOD)

Penns Woods Bancorp, Inc., supported by loan and deposit growth, achieved net income of $3.9 million for the three months ended March 31, 2019, resulting in basic and diluted earnings per share of $0.84.

Highlights

•
Net income, as reported under GAAP, for the three months ended March 31, 2019 was $3.9 million, compared to $3.2 million for the same period of 2018. Results for the three months ended March 31, 2019 compared to 2018 were impacted by an increase in after-tax securities gains of $84,000 (from a loss of $32,000 to a gain of $52,000) for the three month periods.

•
Basic and diluted earnings per share for the three months ended March 31, 2019 was $0.84, an increase in basic and diluted earnings per share of $0.16 as compared to the three months ended March 31, 2018.

•	Return on average assets was 0.95% for the three months ended March 31, 2019, compared to 0.86% for the corresponding period of 2018.

•	Return on average equity was 10.93% for the three months ended March 31, 2019, compared to 9.18% for the corresponding period of 2018.

Net Income

Net income from core operations (“adjusted earnings”), which is a non-generally accepted accounting principles (GAAP) measure of net income excluding net securities gains or losses, was $3.9 million for the three months ended March 31, 2019 compared to $3.2 million for the same period of 2018. Operating earnings per share for the three months ended March 31, 2019 was $0.83 basic and diluted, an increase from $0.69 basic and diluted operating earnings per share for the same period of 2018. Operating return on average assets and operating return on average equity were 0.94% and 10.79% for the three months ended March 31, 2019, compared to 0.87% and 9.27% for the corresponding periods of 2018.

A reconciliation of the non-GAAP financial measures of operating earnings, operating return on assets, operating return on equity, and operating earnings per share described in this press release to the comparable GAAP financial measures is included at the end of this press release.

Net Interest Margin

The net interest margin for the three months ended March 31, 2019 was 3.37%, compared to 3.31% for the corresponding period of 2018. The increase in the net interest margin was driven by an increase in the yield on earning assets of 45 basis points ("bps") for the three month period. The impact of the increase in yield on earning assets was limited by the increase in rate paid on interest-bearing liabilities of 48 bps for the three month period. The increase in the yield on earning assets was driven by an increase in the loan portfolio yield in conjunction with an increase in the average loan portfolio of $122.5 million. The loan growth was primarily funded by an increase in average total deposits of $96.7 million along with growth in average total borrowings of $63.9 million for the three month period.

Assets

Total assets increased $178.0 million to $1.7 billion at March 31, 2019 compared to March 31, 2018.  Net loans increased $102.8 million to $1.4 billion at March 31, 2019 compared to March 31, 2018, primarily due to campaigns related to increasing home equity product market share and indirect auto lending. The investment portfolio increased $26.8 million from March 31, 2018 to March 31, 2019 due to increases in the taxable municipal portfolio and restricted stock.

Non-performing Loans

The ratio of non-performing loans to total loans ratio increased to 1.14% at March 31, 2019 from 0.58% at March 31, 2018 as non-performing loans have increased to $15.8 million at March 31, 2019 from $7.6 million at March 31, 2018 primarily due to a commercial loan relationship that became non-performing during the last three months of 2018. The majority of non-performing loans involve loans that are either in a secured position and have sureties with a strong underlying financial position or have a specific allocation for any impairment recorded within the allowance for loan losses. Net loan charge-offs of $405,000 for the three months ended March 31, 2019 minimally impacted the allowance for loan losses, which was 1.00% of total loans at March 31, 2019. The majority of the loans charged-off had a specific allowance within the allowance for loan losses.

Deposits

Deposits increased $116.6 million to $1.3 billion at March 31, 2019 compared to March 31, 2018. Noninterest-bearing deposits increased $17.4 million to $321.7 million at March 31, 2019 compared to March 31, 2018.  Driving deposit growth is our commitment to easy-to-use products, community involvement, emphasis on customer service, and the opening of a new branch in Pittston, Pennsylvania. Deposit gathering efforts have centered on core deposits as building customer relationships remains the focus. The time deposit portfolio has increased as time deposits have been used as a customer attraction tool. This has led to the average maturity of the time deposit portfolio being lengthened.

Shareholders’ Equity

Shareholders’ equity increased $8.9 million to $147.0 million at March 31, 2019 compared to March 31, 2018. The change in accumulated other comprehensive loss from $6.6 million at March 31, 2018 to $5.0 million at March 31, 2019 is a result of an increase in unrealized gains on available for sale securities (from an unrealized loss of $1,739,000 at March 31, 2018 to an unrealized gain of $197,000 at March 31, 2019). The amount of accumulated other comprehensive loss at March 31, 2019 was also impacted by the change in net excess of the projected benefit obligation over the fair value of the plan assets of the defined benefit pension plan, resulting in an increase in the net loss of $353,000. The current level of shareholders’ equity equates to a book value per share of $31.33 at March 31, 2019 compared to $29.45 at March 31, 2018 and an equity to asset ratio of 8.62% at March 31, 2019, compared to 9.05% at March 31, 2018.  Excluding goodwill and intangibles, book value per share was $27.45 at March 31, 2019, compared to $25.51 at March 31, 2018.  Dividends declared for the three months ended March 31, 2019 and 2018 were $0.47 per share.

During the second quarter of 2019, the Company expects to offer approximately $10.0 million of a new series of non-cumulative, preferred stock to a limited number of accredited investors in a private placement transaction. The preferred stock would be structured to qualify as Tier 1 capital for bank regulatory purposes. The proceeds of the offering would be used for general corporate purposes, including funding organic growth. There can be no assurance that the offering will be completed during the second quarter of 2019 or otherwise. Any shares of preferred stock offered and sold will not be registered under the Securities Act of 1933 and may not be offered or sold absent registration or an applicable exemption from registration requirements.

Penns Woods Bancorp, Inc. is the parent company of Jersey Shore State Bank, which operates seventeen branch offices providing financial services in Lycoming, Clinton, Centre, Montour, and Union Counties, and Luzerne Bank, which operates nine branch offices providing financial services in Luzerne County.  Investment and insurance products are offered through Jersey Shore State Bank’s subsidiary, The M Group, Inc. D/B/A The Comprehensive Financial Group. Insurance products are offered through United Insurance Solutions, LLC, a joint venture that is a subsidiary of the holding company.

NOTE:  This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  Management uses the non-GAAP measure of net income from core operations in its analysis of the company’s performance. This measure, as used by the Company, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature such as net securities gains and losses. Because these certain items and their impact on the Company’s performance are difficult to predict, management believes presentation of financial measures excluding the impact of such items provides useful supplemental information in evaluating the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release may contain certain “forward-looking statements” including statements concerning plans, objectives, future events or performance and assumptions and other statements, which are statements other than statements of historical fact.  The Company cautions readers that the following important factors, among others, may have affected and could in the future affect actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company herein: (i) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (ii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in the Company’s organization, compensation and benefit plans; (iii) the effect on the Company’s competitive position within its market area of the increasing consolidation within the banking and financial services industries, including the increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (iv) the effect of changes in interest rates; and (v) the effect of changes in the business cycle and downturns in the local, regional or national economies.  For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, including “Item 1A.  Risk Factors,” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise.  The Company undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Previous press releases and additional information can be obtained from the Company’s website at www.pwod.com.

Contact:	Richard A. Grafmyre, Chief Executive Officer
110 Reynolds Street
Williamsport, PA 17702
	570-322-1111	e-mail: pwod@pwod.com

THIS INFORMATION IS SUBJECT TO YEAR-END AUDIT ADJUSTMENT

PENNS WOODS BANCORP, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	March 31,
(In Thousands, Except Share Data)	2019	2018	% Change
ASSETS:
Noninterest-bearing balances	$31,211	$18,940	64.79%
Interest-bearing balances in other financial institutions	42,385	18,452	129.70%
Total cash and cash equivalents	73,596	37,392	96.82%

Investment debt securities, available for sale, at fair value	141,762	116,444	21.74%
Investment equity securities, at fair value	1,819	2,482	(26.71)%
Investment securities, trading	42	159	(73.58)%
Restricted investment in bank stock, at fair value	15,725	13,483	16.63%
Loans held for sale	1,787	748	138.90%
Loans	1,384,470	1,280,748	8.10%
Allowance for loan losses	(13,792)	(12,836)	7.45%
Loans, net	1,370,678	1,267,912	8.11%
Premises and equipment, net	33,270	27,587	20.60%
Accrued interest receivable	5,542	4,456	24.37%
Bank-owned life insurance	28,812	28,169	2.28%
Goodwill	17,104	17,104	—%
Intangibles	1,091	1,382	(21.06)%
Operating lease right of use asset	4,239	—	n/a
Deferred tax asset	4,241	4,721	(10.17)%
Other assets	5,000	4,706	6.25%
TOTAL ASSETS	$1,704,708	$1,526,745	11.66%

LIABILITIES:
Interest-bearing deposits	$987,404	$888,193	11.17%
Noninterest-bearing deposits	321,657	304,261	5.72%
Total deposits	1,309,061	1,192,454	9.78%

Short-term borrowings	84,499	59,305	42.48%
Long-term borrowings	144,631	123,970	16.67%
Accrued interest payable	1,278	793	61.16%
Operating lease liability	4,241	—	n/a
Other liabilities	13,962	12,110	15.29%
TOTAL LIABILITIES	1,557,672	1,388,632	12.17%

SHAREHOLDERS’ EQUITY:
Preferred stock, no par value, 3,000,000 shares authorized; no shares issued	—	—	n/a
Common stock, par value $8.33, 15,000,000 shares authorized; 5,012,273 and 5,009,898 shares issued; 4,691,752 and 4,689,748 outstanding	41,767	41,748	0.05%
Additional paid-in capital	50,890	50,199	1.38%
Retained earnings	71,526	64,905	10.20%
Accumulated other comprehensive loss:
Net unrealized gain (loss) on available for sale securities	197	(1,739)	111.33%
Defined benefit plan	(5,239)	(4,886)	(7.22)%
Treasury stock at cost, 320,150	(12,115)	(12,115)	—%
TOTAL PENNS WOODS BANCORP, INC. SHAREHOLDERS' EQUITY	147,026	138,112	6.45%
Non-controlling interest	10	1	900.00%
TOTAL SHAREHOLDERS' EQUITY	147,036	138,113	6.46%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,704,708	$1,526,745	11.66%

PENNS WOODS BANCORP, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)

	Three Months Ended March 31,
(In Thousands, Except Per Share Data)	2019	2018	% Change
INTEREST AND DIVIDEND INCOME:
Loans including fees	$14,869	$12,193	21.95%
Investment securities:
Taxable	934	546	71.06%
Tax-exempt	174	241	(27.80)%
Dividend and other interest income	457	221	106.79%
TOTAL INTEREST AND DIVIDEND INCOME	16,434	13,201	24.49%

INTEREST EXPENSE:
Deposits	2,300	1,222	88.22%
Short-term borrowings	605	224	170.09%
Long-term borrowings	851	602	41.36%
TOTAL INTEREST EXPENSE	3,756	2,048	83.40%

NET INTEREST INCOME	12,678	11,153	13.67%

PROVISION FOR LOAN LOSSES	360	160	125.00%

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	12,318	10,993	12.05%

NON-INTEREST INCOME:
Service charges	562	551	2.00%
Debt securities gains, available for sale	13	(9)	(244.44)%
Equity securities gains (losses)	43	(34)	226.47%
Securities gains (losses), trading	10	3	(233.33)%
Bank-owned life insurance	168	173	(2.89)%
Gain on sale of loans	316	255	23.92%
Insurance commissions	134	117	14.53%
Brokerage commissions	323	343	(5.83)%
Debit card income	310	333	(6.91)%
Other	375	349	7.45%
TOTAL NON-INTEREST INCOME	2,254	2,081	8.31%

NON-INTEREST EXPENSE:
Salaries and employee benefits	5,501	5,048	8.97%
Occupancy	779	741	5.13%
Furniture and equipment	752	747	0.67%
Software Amortization	207	65	218.46%
Pennsylvania shares tax	293	277	5.78%
Professional Fees	522	566	(7.77)%
Federal Deposit Insurance Corporation deposit insurance	268	202	32.67%
Marketing	102	251	(59.36)%
Intangible amortization	71	80	(11.25)%
Other	1,319	1,300	1.46%
TOTAL NON-INTEREST EXPENSE	9,814	9,277	5.79%
INCOME BEFORE INCOME TAX PROVISION	4,758	3,797	25.31%
INCOME TAX PROVISION	812	589	37.86%
NET INCOME	$3,946	$3,208	23.00%
Earnings attributable to noncontrolling interest	2	(1)	300.00%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS'	$3,944	$3,209	22.90%
EARNINGS PER SHARE - BASIC	$0.84	$0.68	23.53%
EARNINGS PER SHARE - DILUTED	$0.84	$0.68	23.53%
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	4,691,752	4,689,376	0.05%
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	4,691,752	4,689,376	0.05%
DIVIDENDS DECLARED PER SHARE	$0.47	$0.47	—%

PENNS WOODS BANCORP, INC.
AVERAGE BALANCES AND INTEREST RATES

	Three Months Ended
	March 31, 2019			March 31, 2018
(Dollars in Thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Tax-exempt loans	$72,714	$539	3.01%	$75,448	$567	3.05%
All other loans	1,311,315	14,443	4.47%	1,186,117	11,745	4.02%
Total loans	1,384,029	14,982	4.39%	1,261,565	12,312	3.96%

Taxable securities	126,033	1,350	4.28%	84,267	759	3.60%
Tax-exempt securities	26,711	220	3.29%	42,160	305	2.89%
Total securities	152,744	1,570	4.11%	126,427	1,064	3.37%

Interest-bearing deposits	6,534	41	2.54%	2,167	8	1.50%

Total interest-earning assets	1,543,307	16,593	4.35%	1,390,159	13,384	3.90%

Other assets	111,600			97,606

TOTAL ASSETS	$1,654,907			$1,487,765

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$166,927	30	0.07%	$163,037	16	0.04%
Super Now deposits	231,508	379	0.66%	227,086	207	0.37%
Money market deposits	241,402	472	0.79%	236,443	210	0.36%
Time deposits	299,644	1,419	1.92%	236,116	789	1.36%
Total interest-bearing deposits	939,481	2,300	0.99%	862,682	1,222	0.57%

Short-term borrowings	96,029	605	2.56%	61,803	224	1.45%
Long-term borrowings	144,191	851	2.23%	114,526	602	2.10%
Total borrowings	240,220	1,456	2.36%	176,329	826	1.87%

Total interest-bearing liabilities	1,179,701	3,756	1.27%	1,039,011	2,048	0.79%

Demand deposits	313,112			293,227
Other liabilities	17,776			15,786
Shareholders’ equity	144,318			139,741

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,654,907			$1,487,765
Interest rate spread			3.08%			3.11%
Net interest income/margin		$12,837	3.37%		$11,336	3.31%

	Three Months Ended March 31,
	2019	2018
Total interest income	$16,434	$13,201
Total interest expense	3,756	2,048
Net interest income	12,678	11,153
Tax equivalent adjustment	159	183
Net interest income (fully taxable equivalent)	$12,837	$11,336

(Dollars in Thousands, Except Per Share Data)	Quarter Ended
	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Operating Data
Net income	$3,944	$4,189	$3,826	$3,480	$3,209
Net interest income	12,678	12,699	12,255	11,703	11,153
Provision for loan losses	360	760	480	335	160
Net security gains (losses)	66	(165)	(24)	15	(40)
Non-interest income, ex. net security gains (losses)	2,188	2,594	2,613	2,347	2,368
Non-interest expense	9,814	9,532	9,681	9,517	9,524

Performance Statistics
Net interest margin	3.37%	3.33%	3.30%	3.32%	3.31%
Annualized return on average assets	0.95%	1.02%	0.96%	0.91%	0.86%
Annualized return on average equity	10.93%	11.77%	10.94%	10.07%	9.18%
Annualized net loan charge-offs to average loans	0.12%	0.08%	0.05%	0.04%	0.06%
Net charge-offs	405	266	171	137	182
Efficiency ratio	65.5%	61.9%	64.6%	67.2%	69.8%

Per Share Data
Basic earnings per share	$0.84	$0.89	$0.82	$0.74	$0.68
Diluted earnings per share	0.84	0.89	0.82	0.74	0.68
Dividend declared per share	0.47	0.47	0.47	0.47	0.47
Book value	31.33	30.59	29.96	29.66	29.45
Common stock price:
High	44.50	44.18	46.27	46.92	45.56
Low	34.84	38.66	43.22	41.29	39.61
Close	41.10	40.24	43.45	44.78	42.31
Weighted average common shares:
Basic	4,692	4,691	4,691	4,690	4,689
Fully Diluted	4,692	4,691	4,691	4,703	4,689
End-of-period common shares:
Issued	5,012	5,012	5,011	5,011	5,010
Treasury	320	320	320	320	320

(Dollars in Thousands, Except Per Share Data)	Quarter Ended
	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Financial Condition Data:
General
Total assets	$1,704,708	$1,684,771	$1,670,348	$1,603,273	$1,526,745
Loans, net	1,370,678	1,370,920	1,355,762	1,318,039	1,267,912
Goodwill	17,104	17,104	17,104	17,104	17,104
Intangibles	1,091	1,162	1,233	1,304	1,382
Total deposits	1,309,061	1,219,903	1,210,477	1,191,019	1,192,454
Noninterest-bearing	321,657	320,814	313,111	311,194	304,261
Savings	170,005	166,063	164,449	166,183	166,243
NOW	253,475	207,819	223,963	216,109	240,259
Money Market	244,753	238,596	238,131	245,081	235,381
Time Deposits	319,171	286,611	270,823	252,452	246,310
Total interest-bearing deposits	987,404	899,089	897,366	879,825	888,193

Core deposits*	989,890	933,292	939,654	938,567	946,144
Shareholders’ equity	147,026	143,536	140,538	139,134	138,112

Asset Quality
Non-performing loans	$15,794	$16,572	$8,739	$7,132	$7,641
Non-performing loans to total assets	0.93%	0.98%	0.52%	0.44%	0.50%
Allowance for loan losses	13,792	13,837	13,343	13,034	12,836
Allowance for loan losses to total loans	1.00%	1.00%	0.97%	0.98%	1.00%
Allowance for loan losses to non-performing loans	87.32%	83.50%	152.68%	182.75%	167.99%
Non-performing loans to total loans	1.14%	1.20%	0.64%	0.54%	0.58%

Capitalization
Shareholders’ equity to total assets	8.62%	8.52%	8.41%	8.68%	9.05%

* Core deposits are defined as total deposits less time deposits

Reconciliation of GAAP and Non-GAAP Financial Measures

	Three Months Ended March 31,
(Dollars in Thousands, Except Per Share Data)	2019	2018
GAAP net income	$3,944	$3,209
Less: net securities gains (losses), net of tax	52	(32)
Non-GAAP operating earnings	$3,892	$3,241

	Three Months Ended March 31,
	2019	2018
Return on average assets (ROA)	0.95%	0.86%
Less: net securities gains (losses), net of tax	0.01%	(0.01)%
Non-GAAP operating ROA	0.94%	0.87%

	Three Months Ended March 31,
	2019	2018
Return on average equity (ROE)	10.93%	9.18%
Less: net securities gains (losses), net of tax	0.14%	(0.09)%
Non-GAAP operating ROE	10.79%	9.27%

	Three Months Ended March 31,
	2019	2018
Basic earnings per share (EPS)	$0.84	$0.68
Less: net securities gains (losses), net of tax	0.01	(0.01)
Non-GAAP basic operating EPS	$0.83	$0.69

	Three Months Ended March 31,
	2019	2018
Diluted EPS	$0.84	$0.68
Less: net securities gains (losses), net of tax	0.01	(0.01)
Non-GAAP diluted operating EPS	$0.83	$0.69